Exhibit 5(a)


             [Letterhead of PAINE, HAMBLEN, COFFIN, BROOKE & MILLER LLP]









                                             July 2, 1999
                                                 Please Respond to: SPOKANE
                                                               Exhibit 5(a)


          Avista Corporation
          1411 East Mission Avenue
          Spokane, Washington 99202


          Dear Ladies and Gentlemen:

               We are acting as counsel to Avista Corporation (the "Company") in connection with the proposed issuance by the Company of unsecured debt securities (the "Debt Securities") under the Indenture, dated as of April 1, 1998 (the "Indenture"), from the Company to The Chase Manhattan Bank, as trustee, to be issued and sold from time to time by the Company in one or more public offerings. The Debt Securities are to be issued in an aggregate principal amount of up to $400,000,000, as contemplated in the registration statement on Form S-3 proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, and including the exhibits thereto, being hereinafter called the "Registration Statement."

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Debt Securities, and (iv) a Certificate of Existence/Authorization issued by the Secretary of State of the State of Washington. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied on


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          Avista Corporation

          July 2, 1999
          Page -2


          certificates of public officials, certificates of officers or employees of the Company, representations contained in documents, and other oral or written assurances by officers or employees of the Company.

               Based upon the foregoing and subject to the qualifications herein expressed, we are of the opinion that:

                    (a) the Company is a corporation duly incorporated and
               validly existing under the laws of the State of Washington;
               and

                    (b) the issuance and sale by the Company of the Debt Securities as contemplated in the Registration Statement have been duly authorized by the Company's Board of Directors, subject to the terms and limitations set forth in the resolutions of the Board of Directors; and no further corporate action on the part of the Company is necessary to authorize such issuance and sale of the Debt Securities or in order for the Debt Securities, when so issued and sold, to constitute valid and binding obligations of the Company, provided that such issuance and sale is within the terms and limitations set forth in such resolutions.


               We are also of the opinion that when:

                    (i) the Registration Statement shall have become
               effective under the Act (and assuming that no stop order shall have been issued), and

                    (ii) the Washington Utilities and Transportation
               Commission, the California Public Utilities Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon shall have issued, pursuant to applications filed by the Company with said regulatory authorities, appropriate orders authorizing the issuance and sale by the Company of the Debt Securities, then no further approval, authorization, consent or other order of, or filing with, any governmental agency of the States of Washington, California, Idaho, Montana, and Oregon will be legally required for the authorization of the issuance and sale by the Company of the Debt Securities or in order for the Debt Securities, when issued and sold as anticipated in the aforesaid orders, to be legally issued and to constitute binding obligations of the Company.
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          Avista Corporation
          July 2, 1999
          Page -3


               The opinions expressed herein are limited to the laws of the States of Washington, California, Idaho, Montana and Oregon (excluding therefrom principles of conflicts of laws, state securities or blue sky laws and laws of political subdivisions of such States).

               This opinion is given as of the date hereof, without any obligation upon us to update this opinion or to advise the addressee hereof or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

               We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to our firm, as counsel, under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. Except as expressly permitted hereby, this opinion may not be used, delivered, circulated, filed, quoted or otherwise referred to.

                                             Very truly yours,

                                             PAINE, HAMBLEN, COFFIN,
                                                BROOKE & MILLER LLP


                                              /s/Lawrence R. Small